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                                                                    Exhibit 10.2



                                 USER AGREEMENT

         THIS USER AGREEMENT (this "Agreement") is made and entered into this 21st day of August, 1997, by and between STRATASYS, INC. (hereinafter "Owner"), a Delaware corporation, having an address for purposes of this Agreement at 14950 Martin Drive, Eden Prairie, Minnesota 55344-2020, and SEK TECHNOLOGIES, LLC (hereinafter "Developer"), a Minnesota limited liability company, having an address for purposes of this Agreement at 930 D Calle Negocio, San Clemente, California 92673:

                                   WITNESSETH:

         A. The Owner manufactures and sells certain devices used to produce three dimensional (3-D) models from existing computer aided design ("CAD") programs.

         B. The Owner is the owner of certain U.S., foreign and common law copyrights pertaining to certain computer programs (the "Software"), certain U.S. and foreign patents pertaining to the method of making 3-D modelers (the "Patents") and certain other intellectual property rights pertaining to the manufacture, testing and operation of such 3-D modelers (the "Know-How") and related documentation (the "Documentation") that are the subject of this Agreement (the Software, Patents, Know-How and Documentation are herein after sometimes referred to collectively as the "Owner Intellectual Property") including but not limited to its patented fused deposition modeling ("FDM(R)") technology and its Genisys technology.

         C. The Developer desires to develop and test a Beta version of a new, smaller, low cost, desk-top 3-D modeler using existing CAD programs ("Advanced Modeler") which will be based upon Owner Intellectual Property and which will meet the specifications set forth in Schedule 1.12 (the "Modeler
Specifications").

         D. The Advanced Modeler will require the development of new computer programs ("New Software"), new technology and new know-how ("New Technology"), possibly new patents ("New Patents") and new documentation ("New Documentation") (collectively the "New Intellectual Property").

         E. In addition, the Advanced Modeler will require the acquisition of or licensing of intellectual property rights and technology from third parties ("Third Party IP").

         F. To develop the Advanced Modeler and the New Intellectual Property, the Developer needs the Owner to develop the New Software and license the Developer to use the Owner Intellectual Property for the purpose of developing the Advanced Modeler.

         G. In addition, the Developer needs the use of certain equipment of the Owner in connection with the development of the Advanced Modeler (hereinafter referred to as the "Equipment" and more specifically described below).
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         H. The Owner is willing to develop the New Software and authorize the
Developer to use the Owner Intellectual Property in connection with the development of the Advanced Modeler in exchange for an option (the "Option") to acquire, in accordance with the terms of that certain Option Agreement between the parties of even date herewith, all of the Developer's right, title and interest to manufacture, sell and distribute the Advanced Modeler.

         I. As a condition to its grant of a license hereunder to use the Owner's Intellectual Property, the Owner will be the owner of all New Intellectual Property.

         NOW, THEREFORE, in consideration of the premises, as well as the obligations herein made and undertaken, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

         When used in this Agreement, the definitions set forth in this Article shall apply to the respective capitalized terms:

         1.1 "Advanced Modeler." See Paragraph C of the recitals.

         1.2 "Agreement Territory." The United States of America and any where in the world.

         1.3 "Code." The computer programming code,including updates, error corrections, and revisions thereto, provided and licensed under this Agreement by Owner object code (i.e., machine-readable), and associated procedural code, all as more fully described in the Specifications attached hereto as Exhibit A.

         1.4 "Derivative Work." A work that is based upon one or more preexisting works, such as a revision, modification, translation (including compilation or recapitulation by computer), abridgement, condensation, expansion, or any other form in which such a preexisting work may be recast, transformed, or adapted, and that, if prepared without authorization by the owner of the preexisting work, would constitute a copyright infringement.

         1.5 "Development License." The Development License is set forth in
Article 4.

         1.6 "Development Schedule." The Schedule for the development of the New Software attached hereto as Schedule 1.6.

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         1.7 "Documentation." Printed material relating to the Owner and New
Intellectual Property and instructions for its use, as more fully described in the specifications attached hereto as Schedule 1.20. Documentation is classified as Owner and New Documentation.

         1.8 "Effective Date." The date first mentioned herein above.

         1.9 "Error." A defect in the Development Code or a mistake in the Development Documentation that prevents the Code from functioning in substantial conformance with the Specifications.

         1.10 "Error Correction." A change to the Code or the Documentation that is in a form that allows its application to the Code or insertion in the Documentation to establish substantial conformance with the Specifications.
All Error Correction developed by either Owner or Developer shall be considered part of the Code and Documentation for all purposes under this Agreement.

         1.11 "Equipment." The five (5) computer work stations identified in
Schedule 1.11 which are capable of operating the Owner's Software (as defined herein), the two FDM 1650 Modelers identified in Schedule 1.11 and the one Genisys Modeler identified in Schedule 1.11.

         1.12 "Modeler Specifications." The specifications for the size and functionality of the Advanced Modeler as set forth in Schedule 1.12.

         1.13 "New Documentation." See Paragraph D of the recitals.

         1.14 "New Intellectual Property." See Paragraph D of the recitals.

         1.15 "New Software." See Paragraph D of the recitals.

         1.16 "New Technology." See Paragraph D of the recitals.

         1.17 "Option." The Option is that option to acquire all right, title and interest in the New Intellectual Property and the exclusive right to manufacture the Advanced Modeler as set forth in that certain Option Agreement of even date herewith between the Owner and the Developer.

         1.18 "Option Agreement." See Paragraph H of the recitals.

         1.19 "Owner Intellectual Property." See paragraph B of the recitals.

         1.20 "Software Specifications." The specifications for the New Software which are set forth in Schedule 1.20.

         1.21 "Third-Party Intellectual Property." See Paragraph E of the recitals.

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                                   ARTICLE 2.

                               OWNER'S OBLIGATIONS

         2.1 Delivery of Code. The Owner shall develop and deliver to the Developer one (1) copy of the New Software Code in accordance with the Development Schedule attached hereto as Schedule 1.6.

         2.2 Delivery of Documentation. The Owner shall deliver to the Developer two (2) complete copies of the Documentation within ten (10) days following the Owner's receipt of the written request by the Developer for the Documentation.

         2.3 Support Services. The Owner shall provide support services for the New Software and the New Documentation, in accordance with Article 9 of this Agreement.

         2.4 Delivery of Equipment. The Owner shall deliver the Equipment to the Developer within ten (10) days following the Owner's receipt of the written request by the Developer for the Equipment. The Equipment shall remain the sole property of the Owner and such Equipment shall be used by the Developer solely for the purpose of running the Owner's Software and developing the Beta Version of the Advanced Modeler.

                                   ARTICLE 3.

                             DEVELOPER'S OBLIGATIONS

         3.1 Development, Evaluation and Testing. In consideration of the Owner's Obligations and the Owner's grant of the Development License to the Developer as set forth in Article 4 below, the Developer shall:

                  3.1.1 use its best efforts to develop, evaluate and test a beta level version of the Advanced Modeler having specifications substantially similar to the Modeler Specifications (such beta version being hereinafter referred to as the "Beta Version Advanced Modeler");

                  3.1.2 use its best efforts to develop the New Intellectual Property (other than the New Software) necessary to produce a Beta Version Advanced Modeler;

                  3.1.3 use reasonable efforts to protect and maintain the Equipment in good working order and condition; and

                  3.1.4 comply with all of the terms of this Agreement.

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         3.2 Changes to Specifications. During the term of this Agreement either party may propose changes (a "Change Order") in the Modeler Specifications.
Upon submission of any Change Order, the Developer shall prepare a revised Development Budget and Development Schedule as appropriate. Any changes to Modeler Specifications, Development Budget and Development Schedule shall be agreed to by both parties and incorporated into this Agreement. The parties agreement on any Change Order shall constitute a final settlement on all items covered therein, subject to performance thereof and payment therefor pursuant to the terms of this Agreement.

         3.3 Marketing of Advanced Modeler. Prior to the completion of the Beta Version Advanced Modeler, the Developer shall not sell or distribute any version of the Advanced Modeler without the prior written consent of the Owner. If the Owner does not exercise its Option, the Developer shall use its best efforts to manufacture, market, and distribute the Advanced Modeler on commercially reasonable terms within the Agreement Territory.

         3.4 Responsibilities. The Developer shall be responsible for the following matters and the Owner has no responsibility therefore:

                  3.4.1 the development of the Advanced Modeler and any New Intellectual Property (other than the New Software) necessary;

                  3.4.2 the use of the Owner's and the New Intellectual Property pursuant to this Agreement;

                  3.4.3 the results obtained therefrom;

                  3.4.4 testing and determining the adequacy and marketability of the Advanced Modeler;

                  3.4.5 protection of the Owner's rights in accordance with
Article 6 of this Agreement; and

                  3.4.6 the use of and reasonable care and all maintenance and repair of the Equipment.

                  3.4.7 use its best efforts to develop and deliver the "Deliverables" on or before the dates provided in the Development Schedule attached hereto as Exhibit l.6 as amended from time to time. The Development Schedule will be revised as necessary from time to time to reflect added or reduced time requirements resulting from changes in Specifications or events outside the control of the Developer.

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         3.5 Royalties and Payments. The Developer shall pay royalties and payments to the Owner and provide related information and access to records, in accordance with Article 5 of this Agreement.

         3.6 Transfer of Rights in the New Intellectual Property. In consideration of the Owner's obligations hereunder including but not limited to the grant of the Development License, the Developer hereby agrees to and does hereby assign to the Owner and hereby undertakes to cause all employees and independent contractors of the Developer to sell, assign, transfer, and convey unto the Owner all of the right, title and interest in the New Intellectual Property free and clear of all liens, encumbrances, licenses etc., which upon its creation shall become Owner Intellectual Property for purposes of this Agreement and to assign to the Owner all of its right, title and interest in any Third-Party IP. All New Intellectual Property including but not limited to all Derivative Works which can be protected under the Federal Copyright Act shall be deemed to be "works for hire" as that term is used under the Federal Copyright Act and shall be the sole property of the Owner.

         3.7 Care and Return of Equipment. The Developer shall use reasonable efforts to protect and care for the Equipment. The Developer will insure the Equipment at all times with a reputable insurance company against loss or destruction for an amount not less than its replacement cost. If the Equipment is lost, stolen or damaged, the Developer shall replace the Equipment or pay for the damage to the Equipment. The Developer shall at its own cost and expense return the Equipment to the Owner in good condition upon the earlier of the date upon which the Owner elects not to exercise the Option or the date that is two (2) years from the date hereof. The Developer shall pay all property or other taxes pertaining to the Equipment while it is in the possession of the Developer and shall attach such label and execute such documents as the Owner may request to notify others of the Owner's ownership of the Equipment.

                                   ARTICLE 4.

                          GRANT OF DEVELOPMENT LICENSE

         4.1 The Owner hereby grants to the Developer, in the Agreement Territory, the following nonexclusive rights and licenses (hereinafter referred to as the "Development License"):

                  4.1.1 The right and license to use, test, evaluate, and prepare Derivative Works of the Owner's Software, the New Software and the Documentation and other Owner's Intellectual Property which is protected under U.S. and foreign, as well as common law, copyright on not more than five (5) Work Stations provided by Owner, which Developer shall promptly designate by CPU serial number in writing to Owner (subject to verification as described in Article 5 of this Agreement) solely for productive internal purposes for the purpose of developing and testing the Beta Version Advanced Modeler.

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
                  4.1.2 The right and license to prepare New Documentation, as Derivative Works of the Owner Documentation, and to make copies of Owner's Documentation, solely for productive internal purposes for the purpose of developing and testing the Beta Version Advanced Modeler.

                  4.1.3 The right and license to make one (1) backup copy of the Owner's and New Software Code solely for backup purposes.

         4.2 The right and license to use and exploit the Owner Intellectual Property consisting of Patents and Know-How is solely for the productive internal purposes for the purpose of developing and testing the Advanced Modeler.

         4.3 The Owner specifically does not grant the Developer any right to use any trademark, service mark, or tradename of the Owner.

                                   ARTICLE 5.

                             ROYALTIES AND PAYMENTS

         5.1 Royalty Schedule. So long as Developer is in compliance with the terms of this Agreement no royalty shall be payable hereunder unless the Owner does not exercise its Option, in which event the license granted hereunder shall terminate and the terms of the License Agreement attached hereto as Schedule 5. 1.

                                   ARTICLE 6.

                                   PROTECTION

         6.1 The Owner's Confidential Intellectual Property. The Developer agrees that the Owner's Intellectual Property (other than that part thereof which registered under U.S. or foreign copyright laws and that part thereof consisting of claims which are part of patents protected under U.S. and foreign patent registrations or applications (hereinafter the "Owner Confidential Intellectual Property")) which contains confidential information of Owner, and embody trade secrets was developed by the Owner at substantial cost and expense. The Developer shall hold the Owner's Confidential Intellectual Property in strict confidence for the Owner. The Developer shall employ reasonable secrecy precautions, at least as protective as the precautions it uses to protect its own proprietary computer programs, to protect the Owner's Confidential Intellectual Property from unauthorized copying, use, or disclosure. The Developer shall allow access to the Owner's Confidential Intellectual Property only to employees and contractors of the Developer who are performing services for the Developer related to the purposes of the Agreement, who have a need to know information contained in the Owner's Confidential Intellectual Property, and upon whom the Developer has imposed a legal duty to protect the Owner's Confidential Intellectual Property

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
from unauthorized copying, use, or disclosure. The Developer agrees to use its best efforts to prevent, prosecute, and enjoin any actual or threatened unauthorized copying, use, or disclosure of the Owner's Confidential Intellectual Property.

         6.2 Contracts. The Developer shall use its best efforts to prevent, prosecute, and enjoin any unauthorized copying, distribution, reverse engineering, and reverse compiling of the Owner's Software or the New Software and the unauthorized copying, distribution of any of the Owner's Confidential Intellectual Property or the disclosure of any Confidential Intellectual Property through appropriate restrictive contracts entered into by its employees, consultants, and other third parties having access thereto, and through the use of the Product License with End-Users, and shall pursue appropriate actions to enforce such protection provisions.

                                   ARTICLE 7.

                     WARRANTIES AND LIMITATION OF LIABILITY

         7.1 Ownership. The Owner warrants that it is the exclusive owner of copyrights and patents and other intellectual property incorporated in the Owner Intellectual Property or has a valid and enforceable license to use all copyrights, patents and other intellectual property incorporated into the Owner Intellectual Property and that it has all rights necessary for the grant of rights and licenses effected by this Agreement.

         7.2 Exclusive Remedy. Except as provided herein, the Owner shall have no liability to the Developer for any claim or action arising out of this Agreement.

         7.3 Exclusive Remedy as to Software. The Developer's exclusive remedy for breach of the Owner's obligation to deliver the New Software shall be: (1) to request Error Corrections in accordance with Article 9 of this Agreement or (2) if the Owner materially fails to effect Error Corrections after a reasonable opportunity to do so and the Developer is consequently unable to develop commercially marketable Advanced Modeler, to hire an outside computer software consultant to effect Error Corrections. The Owner shall have no liability to the Developer's customers or End-Users with regard to the subject matter of this Agreement.

         7.4 Disclaimer Regarding New Software. The Owner makes no warranty that all Errors have been or can be eliminated from the New Software Code or Documentation or that the New Software Code can be written or developed which will permit the Developer to develop a Beta Version of the Advanced Modeler, and the Owner shall not be liable or responsible for losses of any kind resulting from the use of the Owner's or the New Software Code or Documentation by the Developer for developmental or productive use or in the Advanced Modeler, including any liability for business expense, machine downtime, or damages caused the Developer, the Developer's customers, or End-Users by any attendant or consequent deficiency, defect, error, or malfunction.

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
         7.5 General Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH HEREIN ABOVE, OWNER DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE OWNER'S OR THE NEW INTELLECTUAL PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY. In no event shall the Owner be liable to the Developer for any lost profits or other incidental or consequential damages relating to the subject matter of this Agreement.

                                   ARTICLE 8.

                             OBLIGATION FOR EXPENSES

         The Owner shall have no obligation whatsoever to reimburse the Developer for any expenses or costs incurred by the Developer in the performance of this Agreement, even at the Owner's suggestion. The Developer's incurring of costs or expenses under this Agreement is at the Developer's sole risk and upon the Developer's independent business judgment that such costs and expenses are justifiable.

                                   ARTICLE 9.

                                SUPPORT SERVICES

         9.1 Training and Error Correction. The Owner shall provide to the Developer, during the period beginning on the Effective Date and ending on January 31,1999, the following support services in connection with the Developer's attempt to develop a Beta Version of the Advanced Modeler.

                  9.1.1 Initial technical training in the installation and use of the Owner's FDM and Genysis technology not to exceed five (5) person days of instruction per week, at the Owner's facility in Eden Prairie, Minnesota, or such other location as the parties may agree. The number and identity of employees to be trained and the schedule of training shall be set forth in a letter that references this Agreement and is signed by both parties.

                  9.1.2 Commercially reasonable efforts to achieve Error Correction. The Developer shall provide to the Owner prompt written notice of any Error or suspected Error in the New Software Code or Documentation, including all documentation reasonably requested by the Owner to evaluate and/or correct the condition. Error Correction shall be furnished by the Owner in the form selected by the Owner, including correction documentation, corrected code, or a restriction or bypass.

         9.2 Additional Training. Additional training in the use of FDM 8000 and as may be requested by the Developer and as may be provided by the Owner, subject to the availability of

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resources, and upon such terms and conditions and at such rates as the Owner offers generally or provides to other third parties for similar services.


                                   ARTICLE 10.

                               MARKING OF PRODUCTS

         All Owner Software Code and Documentation and all copies thereof permitted under this Agreement shall be marked with the Owner's copyright and other proprietary notices as the Owner may reasonably direct. All New Software and New Documentation shall be marked with the Owner's copyright notice and registered under the Owner's name. The parties agree to cooperate in all copyright registrations and to provide to each other information and documents required for such registration. To that effect, the Developer shall provide the Owner with copies of all New Documentation within five (5) business days of its creation.

                                   ARTICLE 11.

                                TERM OF AGREEMENT

         Except as provided herein, the Development License and the obligations of the Owner and the Developer hereunder shall commence on the Effective Date and continuing until the earlier of the exercise by the Owner of its Option, January 31, 1999, or the Effective Date of the License Agreement unless sooner terminated under Article 12 hereof. Notwithstanding the foregoing, the obligations of the Developer under Articles 6 and 10 shall continue indefinitely.

                                   ARTICLE 12.

                TERMINATION; EFFECT OF EXPIRATION OR TERMINATION

         12.1 Termination of Agreement.

                  12.1.1 The Developer may terminate this Agreement at any time. Upon such termination, the Developer shall return all copies of the Owner's and the New Intellectual Property, the Equipment, and all versions and models of the Advanced Modeler in its possession to the Owner and destroy all Derivative Works related thereto.

                  12.1.2 If the Company and the Developer fail within ten (10) days of the receipt of any Change Order to agree on adjustment in the Development Budget, the Development Costs, the Development Schedule and the Specifications as appropriate in light of a

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         requested Change Order, either party may terminate this Agreement upon ten (10) days prior written notice unless both parties agree to arbitration as provided herein; and provided further, that Section 6 hereof shall survive indefinitely.

                  12.1.3 If Developer fails to deliver any of the Deliverables on or before their respective Delivery Date, this Agreement shall terminate and be of no further force or effect; provided, however, that such termination shall have no effect on the Company's option to purchase the Advanced Modeler as provided in this Agreement and provided further, that Section 6 hereof shall survive indefinitely.

                  12.1.4 Breach. Should either party commit a material breach of any obligation hereunder, the other party may, at its option, terminate this Agreement by thirty (30) days' written notice to the other party. Such notice shall state the default upon which termination is based. Notwithstanding such notice, termination shall not occur and the defaulting party shall not be liable for any further remedy if such default is cured within such period.

         12.2 Termination of Licenses. Upon termination or expiration of this Agreement, the rights and licenses herein granted shall terminate.

         12.3 Return of Materials. Upon the termination of this Agreement, the Developer shall immediately deliver to the Owner all copies of the Owner's Intellectual Property and the New Intellectual Property, Derivative Works of any and all of the foregoing, and all sales literature produced pursuant to this Agreement. The Developer shall warrant in writing, upon request of the Owner, that no copies of any such material have been retained or are within the control of the Developer. The only exception to the foregoing shall be one archival copy of items deemed by the Developer to be necessary in enforcement of the Developer's rights, which archival copy shall be sealed and placed in the hands of a bonded, independent custodian under a legally enforceable obligation of confidentiality and nonuse, for use only by the Developer in the assertion of rights and defenses by the Developer.

                                   ARTICLE 13.

                                 INDEMNIFICATION

         13.1 Infringement. The Owner hereby indemnifies and holds harmless the Developer from any claim that the Owner's Intellectual Property supplied hereunder infringes a patent, copyright, trade secret, or similar proprietary right of a third party in the United States. If such a claim has occurred, or in the Owner's judgment is likely to occur, the Developer agrees to allow the Owner, at the Owner's option, to procure the right for the Developer to continue copying, use, and distribution of such Owner's Intellectual Property to replace or modify them in a functionally equivalent manner so they become noninfringing. If neither of the foregoing alternatives is

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available on terms that are reasonable in the Owner's judgment, the Developer, upon written request by the Owner, shall return the Owner's and New Intellectual Property to the Owner and this Agreement shall terminate.

         13.2 Exclusions. The Owner shall have no obligation under Section 13.1 of this Agreement with respect to any claim of infringement of copyright, trade secret, or similar proprietary right based upon the Developer's modification of the Owner's Intellectual Property or any New Intellectual Property developed or created by the Developer or a third party (other than the Owner).

         13.3 Limitation. Indemnification of the Developer for claims of infringement of third-party rights under this Agreement shall be limited to the amount paid to the Owner with respect to the Code and/or Documentation that is alleged to be infringing.

         13.4 Indemnification by the Developer. The Developer indemnifies and holds harmless the Owner from any and all claims, demands, or actions based upon or relating to New Intellectual Property developed or created by the Developer or a third party (other than the Owner).

         13.5 Conditions. The foregoing indemnities in this Article 13 shall be contingent upon the following conditions: The party seeking indemnity shall (1) give prompt written notice to the other party of any claim, demand, or action for which indemnity is sought; (2) fully cooperate in the defense or settlement of any such claim, demand, or action; and (3) obtain the prior written agreement of the indemnifying party to any settlement or proposal of settlement, which agreement shall not unreasonably be withheld.

                                   ARTICLE 14.

                                  MISCELLANEOUS

         14.1 No Assertion of Rights. It is expressly understood and agreed that, as between the Owner and the Developer, all right, title, and interest in and to the Owner's Intellectual Property or New Intellectual Property (both as independent works and as underlying works serving as a basis for any Derivative Works thereto) and any other material furnished to the Developer under this Agreement vest solely and exclusively in the Owner, and the Developer shall neither derive nor assert any title or interest in or to such items except for the rights and licenses granted under this Agreement.

         14.2 Independent Contractor Status. The Developer is an independent contractor under this Agreement, and nothing herein shall be construed to create any partnership, joint venture, or agency relationship between the parties hereto. The Developer is granted no authority under this

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Agreement to enter into agreements of any kind on behalf of the Owner, or to bind or obligate the Owner in any manner to any third party.

         14.3 No Conflict of Interest. The Developer represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement, and that it has not entered into any other agreement, nor will it enter into any other agreement, that would render it incapable of satisfactorily performing its obligations hereunder or that would place it in a position of conflict of interest or be inconsistent with its obligations hereunder.

         14.4 Compliance With Law. The Developer agrees that it shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

         14.5 No Assignment. The Developer represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party, and further agrees that it may not assign its rights or obligations under this Agreement without prior written consent of the Owner.

         14.6 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the U.S. mail, postage prepaid, and addressed to the appropriate party at the address noted above, unless by such notice a different address shall have been designated in writing.

         14.7 Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the laws of the State of Minnesota other than the laws of such State pertaining to conflicts of laws.

         14.8 No Waiver. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as nor constitute a continuing waiver of such breach or of other breaches of the same or any other provision of this Agreement.

         14.9 Force Majeure. Neither party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's reasonable control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

         14.10 Other Products And Services. The Owner offers other products and services at separate charges under applicable written standard agreements of the Owner. The Developer and the Owner agree that any such product and/or service cannot be the subject of an oral agreement. All such products and services can be provided to the Developer only under the terms and conditions of a written standard agreement of the Owner executed by the parties.

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         14.11 Survival. The provisions of Articles 6, 7, 8, 10, and 13 of this
Agreement shall survive the expiration or termination of this Agreement.

         14.12 Scope of Agreement; Amendment. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of the Agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the Code and Documentation. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and that is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

         14.13 Further Assurances. The parties shall before and after the termination of this Agreement, provide each other with such agreements, certificates and other documents as may be reasonably required to effectuate the purposes and provisions of this Agreement and, from the date hereof, shall cooperate and take such action as may be reasonably requested by any of them in order to carry out the purposes and provisions of this Agreement.


         IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:




STRATASYS INC.

By: /s/ S. Scott Crump
    ------------------

Title: President
       ---------

Date: December 2, 1997
      ----------------



SEK TECHNOLOGIES, LLC

By: Joseph Lewis Calderon
    ---------------------

Title: Manager
       -------

Date: August 21, 1997
      ---------------

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                                  SCHEDULE 1.6

                              DEVELOPMENT SCHEDULE

  Milestone                                               Delivery Date
  ---------                                               -------------
  Delivery of Fully Documented Conceptual                 1st Quarter of Contract Period
  Design

  Delivery of Feasibility Models for                      2nd Quarter of Contract Period
  Subassemblies

  Delivery of Fulling Integrated Subassemblies            3rd Quarter of Contract Period

  Delivery of Fully Functional Beta Unit(s)               4th Quarter of Contract Period

  Testing of Beta Unit(s)                                 5th Quarter of Contract Period

  Modification of Beta Unit(s) after Testing              5th Quarter of Contract Period

                                 Schedule 1.11

                                   Equipment

                                  Schedule 1.12

                             Modeler Specifications

                                  Schedule 1.20

                             Software Specifications

                                  Schedule 5.1

                                License Agreement

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement") is made and entered into this____ day of _____________, 19____, by and between STRATASYS, INC. (hereinafter "Owner"), a Delaware corporation, having an address for purposes of this Agreement at 14950 Martin Drive, Eden Prairie, Minnesota 55344-2020, and SEK TECHNOLOGIES, LLC (hereinafter "Developer"), a Minnesota limited liability company, having an address for purposes of this Agreement at 930 D Calle Negocio, San Clemente, California 92673:


                                   WITNESSETH:


         A. The Owner manufactures and sells certain devices used to produce three dimensional (3-D) models from existing computer aided design ("CAD") programs.

         B. The Owner is the owner of certain U.S., foreign and common law copyrights pertaining to certain computer programs (the "Software"), certain U.S. and foreign patents pertaining to the method of making 3-D modelers (the "Patents") and certain other intellectual property rights pertaining to the manufacture, testing and operation of such 3-D modelers (the "Know-How") and related documentation (the "Documentation") that are the subject of this Agreement (the Software, Patents, Know-How and Documentation are herein after sometimes referred to collectively as the "Owner Intellectual Property") including but not limited to its patented fused deposition modeling ("FDM(R)") technology and its Genisys technology.

         C. The Developer has developed and tested a Beta version of a new, smaller, low cost, desk-top 3-D modeler using existing CAD programs ("Advanced Modeler") based upon Owner Intellectual Property pursuant to rights granted Developer under that certain User Agreement of even date herewith between the parties.

         D. The specifications for the Advanced Modeler are set forth in
Schedule 1.7 (the "Modeler Specifications").

         E. The development of the Advanced Modeler required the development of "New Intellectual Property" (as defined in the User Agreement).

         F. The New Intellectual Property is owned by the Owner and is incorporated into and is now part of the Owner Intellectual Property.

         G. In addition, the development of the Advanced Modeler required the acquisition of or licensing of intellectual property rights and technology from third parties ("Third Party IP") which has been assigned to the Owner.

         H. The Owner has elected not to exercise its option (the "Option") to acquire all of Developer's right, title and interest to manufacture, sell and distribute the Advanced Modeler, according to the terms of that certain Option Agreement between the parties of even date herewith.

         I. The Developer needs a license to use the Owner Intellectual Property in order to manufacture, market and sell the Advanced Modeler and the Owner is willing to grant the Developer a license to use the Owner's Intellectual Property in connection with the manufacture, marketing and sale of the Advanced Modeler on the terms set forth herein.

         NOW, THEREFORE, in consideration of the premises, as well as the obligations herein made and undertaken, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         When used in this Agreement, the definitions set forth in this Article shall apply to the respective capitalized terms:

         1.1 "Advanced Modeler." See Paragraph C of the recitals.

         1.2 "Agreement Territory." The United States of America and any where in the world.

         1.3 "Code." The computer programming code, including updates, error corrections, and revisions thereto, provided and licensed under this Agreement by Owner object code (i.e., machine-readable), and associated procedural code.

         1.4 "Derivative Work." A work that is based upon one or more preexisting works, such as a revision, modification, translation (including compilation or recapitulation by computer), abridgement, condensation, expansion, or any other form in which such a preexisting work may be recast, transformed, or adapted, and that, if prepared without authorization by the owner of the preexisting work, would constitute a copyright infringement.

         1.5 "License." The Development License is set forth in Article 3.

         1.6 "Documentation." Printed material relating to the Owner Intellectual Property and instructions for its use.

         1.7 "Effective Date." The date first mentioned herein above.

         1.8 "Modeler Specifications." The specifications for the size and functionality of the Advanced Modeler as set forth in Schedule 1.7.

         1.9 "Net Revenues." Net Revenues are gross revenues less returns and allowances but exclusive of sales taxes, shipping, handling or other charges which are passed through to the customer without mark-up.

         1.10 "New Intellectual Property." See Paragraph E of the recitals.

         1.11 "Owner Intellectual Property." See Paragraph B of the recitals

         1.12 "Option." See Paragraph H of the recitals.

         1.13 "Option Agreement." See Paragraph H of the recitals.

         1.14 "Owner Intellectual Property." See Paragraph B of the recitals.

         1.15 "Third Party IP." See Paragraph G of the recitals.


                                   ARTICLE 2.


                             DEVELOPER'S OBLIGATIONS


         2.1 Marketing of Advanced Modeler. The Developer shall use its best efforts to manufacture, market, and distribute the Advanced Modeler on commercially reasonable terms within the Agreement Territory.

         2.2 Responsibilities. The Developer shall be responsible for the following matters and the Owner has no responsibility therefore:

                  2.2.1 the use of the Owner's and the New Intellectual Property pursuant to this Agreement; and

                  2.2.2 the protection of the Owner's rights in accordance with
         Article 5 of this Agreement.

         2.3 Royalties and Payments. The Developer shall pay royalties and payments to the Owner and provide related information and access to records, in accordance with Article 4 of this Agreement.

         2.4 Transfer of Rights in the New Intellectual Property. In consideration of the Owner's grant of the License hereunder, the Developer hereby agrees to and does hereby assign to the Owner and hereby undertakes to cause all employees and independent contractors of the Developer to sell, assign, transfer, and convey unto the Owner all of the right, title and interest in all intellectual property developed by the Developer in connection with the manufacture, marketing or sale of the Advanced Modeler free and clear of all liens, encumbrances, licenses etc., which upon its creation shall become Owner Intellectual Property for purposes of this Agreement. All new Intellectual Property including but not limited to all Derivative Works which can be protected under the Federal Copyright Act shall be deemed to be "works for hire" as that term is used under the Federal Copyright Act and shall be the sole property of the Owner.


                                   ARTICLE 3.

                                GRANT OF LICENSE


         3.1 The Owner hereby grants to the Developer, in the Agreement Territory, the following nonexclusive rights and licenses (hereinafter referred to as the "License"):

                  3.1.1 The right and license to use the Owner Intellectual Property solely for the purpose of manufacturing, marketing and selling the Advanced Modeler.

                  3.1.2 The right and license to make copies of Owner's Documentation solely for the purpose of manufacturing, marketing and selling the Advanced Modeler.

                  3.1.3 The right and license to copy the Owner Software solely for the purpose of allowing End-User's to operate and use the Advanced Modeler purchased by the End-User and the right and license to make one
         (1) backup copy of the Owner Software Code solely for backup purposes and solely for the purpose of operating the Advanced Modeler.

         3.2 The License shall be effective commencing on the date that the Owner elects not to exercise its Option.

         3.3 Except as specifically provided for herein, the Developer shall not use or copy any of the Owner Intellectual Property.

         3.4 Except as specifically provided for herein, the License grant hereunder may not be sold, assigned, pledged, licensed or sublicensed by the Developer.

         3.5 The License granted hereunder shall terminate on the earlier of (a) the date which is ten (10) years from the date that the Owner elects not to exercise the Option; or (b) the earlier termination of this Agreement.

         3.6 The License granted hereunder is limited to the use of the Owner Intellectual Property solely in connection with the manufacture, marketing and sale of the Advanced Modeler. Specifically, the Developer may not use the Owner Intellectual Property to develop any other product or device.

         3.7 The License granted hereunder does not include any right to use any of the trademarks, service marks, or tradenames of the Owner (the "Marks") and the Developer is hereby prohibited form using any such Marks.

                                                    ARTICLE 4.

                                              ROYALTIES AND PAYMENTS

         4.1 Royalty Schedule. The Developer shall pay the Owner a royalty equal to six (6%) of the Net Revenues received by the Developer from the (a) sale, lease, manufacture or distribution of the Advanced Modeler, or any other product or devise utilizing all or any part of the Owner Intellectual Property and (b) support and services related to Advanced Modeler. Such Royalty shall be payable not later than the fifteenth (15th) day after the close of each calendar month. For purposes of this Section, the Developer means any person or entity related to the Developer within the meaning of Sections 267 or 1563 of the Internal Revenue Code of 1996, as amended.

         4.2 Marketing, Training, and Demonstration Copies. No royalty shall be due or payable with respect to copies of Product Code and Product Documentation marked "Marketing, Training, and Demonstration Use Only" and used only for such purpose.

         4.3 Statements. Developer shall provide to the Owner a monthly written statement certifying the gross revenues and Net Revenues of the Developer during the preceding month. Further, Developer shall provide to the Owner a written statement not later than fifteen (15) days after the close of each calendar month certifying for such month the number of Advanced Modelers sold, leased or otherwise distributed (including Advanced Modelers loaned or consigned) regardless of whether rights therein have yet passed to transferees thereof and the serial number for each such Advanced Modeler.

         4.4 Audit. Upon the Owner's request, at mutually agreeable times but not less frequently than twice each calendar year, the Owner, or an agent or accounting firm chosen by the Owner, shall be provided reasonable access during normal business hours to the books and records of Developer for purposes of auditing the royalties and payments due and verifying Developer's other obligations under this Agreement. Such records shall include all information concerning the Net Revenues, the number of Advanced Modelers sold, leased or otherwise distributed, the number of copies of the Owner Intellectual Property including but not limited to the Owner Software Code and Owner Documentation.

                                   ARTICLE 5.

                                   PROTECTION


         5.1 The Owner's Confidential Intellectual Property. The Developer agrees that the Owner's Intellectual Property (other than that part thereof which registered under U.S. or foreign copyright laws and that part thereof consisting of claims which are part of patents protected under U.S. and foreign patent registrations or applications) (hereinafter the "Owner Confidential Intellectual Property") which contains confidential information of the Owner, and embody trade secrets was developed by the Owner at substantial cost and expense. The Developer shall hold the Owner Confidential Intellectual Property in strict confidence for the Owner and except as specifically provided for herein shall not use or disclose such Owner Confidential Intellectual Property. The Developer shall employ reasonable secrecy precautions, at least as protective as the precautions it uses to protect its own proprietary information, to protect the Owner Confidential Intellectual Property from unauthorized copying, use, or disclosure. The Developer shall allow access to the Owner Confidential Intellectual Property only to employees and contractors of the Developer who are performing services for the Developer related to the purposes of the Agreement, who have a need to know information contained in the Owner Confidential Intellectual Property, and upon whom the Developer has imposed a legal duty to protect the Owner Confidential Intellectual Property from unauthorized copying, use, or disclosure. The Developer agrees to use its best efforts to prevent, prosecute, and enjoin any actual or threatened unauthorized copying, use, or disclosure of the Owner's Confidential Intellectual Property.

         5.2 Contracts. The Developer shall use its best efforts to prevent, prosecute, and enjoin any unauthorized copying, distribution, reverse engineering, and reverse compiling of the Owner's Software and the unauthorized copying, distribution of any of the Owner's Confidential Intellectual Property or the disclosure of any Confidential Intellectual Property through appropriate restrictive contracts entered into by its employees, consultants, and other third parties having access thereto, and through the use of the Product License with End-Users, and shall pursue appropriate actions to enforce such protection provisions.


                                   ARTICLE 6.

                     WARRANTIES AND LIMITATION OF LIABILITY


         6.1 Ownership. The Owner warrants that it is the exclusive owner of copyrights and patents and other intellectual property incorporated in the Owner Intellectual Property or has a valid and enforceable license to use all copyrights, patents and other intellectual property incorporated into the Owner Intellectual Property and that it has all rights necessary for the grant of rights and licenses effected by this Agreement.

         6.2 Exclusive Remedy. Except as provided herein, the Owner shall have no liability to the Developer for any claim or action arising out of this Agreement.

         6.3 General Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH HEREIN ABOVE, OWNER DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE OWNER INTELLECTUAL PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY. In no event shall the Owner be liable to the Developer for any lost profits or other incidental or consequential damages relating to the subject matter of this Agreement.

                                   ARTICLE 7.

                             OBLIGATION FOR EXPENSES

         The Owner shall have no obligation whatsoever to reimburse the Developer for any expenses or costs incurred by the Developer in the performance of this Agreement, even at the Owner's suggestion. The Developer's incurring of costs or expenses under this Agreement is at the Developer's sole risk and upon the Developer's independent business judgment that such costs and expenses are justifiable.

                                   ARTICLE 8.

                                SUPPORT SERVICES

         The Owner shall not have any obligation to provide any support services under this Agreement.

                                   ARTICLE 9.

                               MARKING OF PRODUCTS

         All Owner Software Code and Documentation and all copies thereof permitted under this Agreement shall be marked with the Owner's copyright and other proprietary notices as the Owner may reasonably direct. The parties agree to cooperate in all copyright registrations and to provide to each other information and documents required for such registration.

                                   ARTICLE 10.

                               TERMS OF AGREEMENT

         Except as provided herein, the License and the obligations of the Owner and the Developer hereunder shall commence on the Effective Date and continuing until the earlier of (a) the date that is ten (10) year from the date that the Owner elects not to exercise its Option or (b) the earlier termination of this Agreement as provided herein. Notwithstanding the foregoing, the obligations of the Developer under Articles 5 and 9 shall continue indefinitely.


                                   ARTICLE 11.

                TERMINATION; EFFECT OF EXPIRATION OR TERMINATION


         11.1 The Developer's Option to Terminate. The Developer may terminate this Agreement at any time. Upon such termination, the Developer shall return all copies of the Owner Intellectual Property, all Derivative Works and all models of the Advanced Modeler in its possession to the Owner and destroy all Derivative Works related thereto.

         11.2 Breach. Should either party commit a material breach of any obligation hereunder, the other party may, at its option, terminate this Agreement by thirty (30) days' written notice to the other party. Such notice shall state the default upon which termination is based. Notwithstanding such notice, termination shall not occur and the defaulting party shall not be liable for any further remedy if such default is cured within such period.

         11.3 Termination of Licenses. Upon termination or expiration of this Agreement, the rights and licenses herein granted shall terminate.

         11.4 Return of Materials. Upon the termination of this Agreement, the Developer shall immediately deliver to the Owner all copies of the Owner's Intellectual Property and the New Intellectual Property, Derivative Works of any and all of the foregoing, and all sales literature produced pursuant to this Agreement. The Developer shall warrant in writing, upon request of the Owner, that no copies of any such material have been retained or are within the control of the Developer. The only exception to the foregoing shall be one archival copy of items deemed by the Developer to be necessary in enforcement of the Developer's rights, which archival copy shall be sealed and placed in the hands of a bonded, independent custodian under a legally enforceable obligation of confidentiality and nonuse, for use only by the Developer in the assertion of rights and defenses by the Developer.

                                   ARTICLE 12.

                                 INDEMNIFICATION


         12.1 Infringement. The Owner hereby indemnifies and holds harmless the Developer from any claim that the Owner Intellectual Property supplied hereunder infringes a patent, copyright, trade secret, or similar proprietary right of a third party in the United States. If such a claim has occurred, or in the Owner's judgment is likely to occur, the Developer agrees to allow the Owner, at the Owner's option, to procure the right for the Developer to continue copying, use, and distribution of such Owner's Intellectual Property to replace or modify them in a functionally equivalent manner so they become noninfringing. If neither of the foregoing alternatives is available on terms that are reasonable in the Owner's judgment, the Developer, upon written request by the Owner, shall return the Owner's and New Intellectual Property to the Owner and this Agreement shall terminate.

         12.2 Exclusions. The Owner shall have no obligation under Section 13.1 of this Agreement with respect to any claim of infringement of copyright, trade secret, or similar proprietary right based upon the Developer's modification of the Owner's Intellectual Property or any New Intellectual Property developed or created by the Developer or a third party (other than the Owner).

         12.3 Limitation. Indemnification of the Developer for claims of infringement of third-party rights under this Agreement shall be limited to the amount paid to the Owner with respect to the Code and/or Documentation that is alleged to be infringing.

         12.4 Indemnification by the Developer. The Developer indemnifies and holds harmless the Owner from any and all claims, demands, or actions based upon or relating to the manufacture, marketing or sale of the Advanced Modeler by the Developer.

         12.5 Conditions. The foregoing indemnities in this Article 12 shall be contingent upon the following conditions: The party seeking indemnity shall (1) give prompt written notice to the other party of any claim, demand, or action for which indemnity is sought; (2) fully cooperate in the defense or settlement of any such claim, demand, or action; and (3) obtain the prior written agreement of the indemnifying party to any settlement or proposal of settlement, which agreement shall not unreasonably be withheld.


                                   ARTICLE 13.

                                  MISCELLANEOUS

         13.1 No Assertion of Rights. It is expressly understood and agreed that, as between the Owner and the Developer, all right, title, and interest in and to the Owner Intellectual Property and any other material furnished to the Developer under this Agreement vest solely and exclusively in the Owner, and the Developer shall neither derive nor assert any title or interest in or to such items except for the rights and licenses granted under this Agreement.

         13.2 Independent Contractor Status. The Developer is an independent contractor under this Agreement, and nothing herein shall be construed to create any partnership, joint venture, or agency relationship between the parties hereto. The Developer is granted no authority under this Agreement to enter into agreements of any kind on behalf of the Owner, or to bind or obligate the Owner in any manner to any third party.

         13.3 No Conflict of Interest. The Developer represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement, and that it has not entered into any other agreement, nor will it enter into any other agreement, that would render it incapable of satisfactorily performing its obligations hereunder or that would place it in a position of conflict of interest or be inconsistent with its obligations hereunder.

         13.4 Compliance With Law. The Developer agrees that it shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

         13.5 No Assignment/No Sublicensing. The Developer represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party, and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of the Owner which consent may be withheld for any or no reason. The Developer may not license or sublicense any rights under the License to any person or entity without the prior written consent of the Owner which consent may be withheld for any or no reason.

         13.6 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the U.S. mail, postage prepaid, and addressed to the appropriate party at the address noted above, unless by such notice a different address shall have been designated in writing.

         13.7 Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the laws of the State of Minnesota other than the laws of such State pertaining to conflicts of laws.

         13.8 No Waiver. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as nor constitute a continuing waiver of such breach or of other breaches of the same or any other provision of this Agreement.

         13.9 Force Majeure. Neither party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's reasonable control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

         13.10 Other Products And Services. The Owner offers other products and services at separate charges under applicable written standard agreements of the Owner. The Developer and the Owner agree that any such product and/or service cannot be the subject of an oral agreement. All such products and services can be provided to the Developer only under the terms and conditions of a written standard agreement of the Owner executed by the parties.

         13.11 Survival. The provisions of Articles 5, 6, 7, 9, and 12 of this Agreement shall survive the expiration or termination of this Agreement.

         13.12 Scope of Agreement; Amendment. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of the Agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the Code and Documentation. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and that is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

         13.13 Further Assurances. The parties shall before and after the termination of this Agreement, provide each other with such agreements, certificates and other documents as may be reasonably required to effectuate the purposes and provisions of this Agreement and, from the date hereof, shall cooperate and take such action as may be reasonably requested by any of them in order to carry out the purposes and provisions of this Agreement.


         IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:



STRATASYS, INC.

By: ___________________________

Title: __________________________

Date:________________, 19____

SEK TECHNOLOGIES, LLC

By: ___________________________

Title: __________________________

Date: _______________, 19____